UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015 (August 19, 2015)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2015, our Board, upon recommendation of the Remuneration Committee, increased the annual base salary of Dr. Serge Belamant, our Chairman and Chief Executive Officer, Herman Kotzé, our Chief Financial Officer, and Mr. Nitin Soma, our Senior Vice President of Information Technology, by approximately 3% to $1,004,250, $531,480 and $324,450, respectively. The increase in annual base salary in each case was effective July 1, 2015.

In addition, the Board adopted a cash incentive award plan for fiscal 2016 for Dr. Belamant and Mr. Kotzé and awarded shares of restricted stock to Dr. Belamant, Mr. Kotzé, Mr. Soma and Mr. Phil-Hyun Oh, the Chief Executive Officer and President of KSNET, Inc.

Cash Incentive Award Plan for Fiscal 2016

Under the cash incentive award plan, each of Dr. Belamant and Mr. Kotzé will be eligible to earn a cash incentive award based on the Company’s fiscal 2016 financial performance and his individual contribution toward the achievement of certain objectives described under “Qualitative Portion of the Cash Incentive Award Plan” below. The terms of the cash incentive award plan are not contained in a formal written document, but are summarized below. The cash incentive award plan provides for a target level cash incentive award of 100% of the executive’s annual base salary for fiscal 2016, 70% of which will be based on our fiscal 2016 financial performance and 30% of which will be based on qualitative factors. The quantitative portion of the award provides for threshold, target and maximum percentages of the executive’s base salary multiplied by 0.70. The qualitative portion of the award is limited to 100% of the executive’s base salary multiplied by 0.30.

Quantitative Portion of the Cash Incentive Award Plan

Dr. Belamant and Mr. Kotzé will be entitled to receive an amount equal to 70% of his annual base salary (the “Target Quantitative Award”) if we achieve fundamental diluted earnings per share (“Fundamental EPS”) of $2.61 for fiscal 2016. At other levels of Fundamental EPS, each of Dr. Belamant and Mr. Kotzé will receive the following percentages of the Target Quantitative Award:

•	At or below $2.49 (threshold)—0%
•	$2.61 (target)—100%
•	$2.73 or above (maximum)—200% for Dr. Belamant and 150% for Mr. Kotzé
•	Fundamental EPS above $2.49 and below $2.73 will be interpolated relative to the $2.61 target on a linear basis.

Fundamental EPS will be measured in U.S. dollars as our earnings per share determined in accordance with U.S. generally accepted accounting principles, as adjusted to exclude the effects related to (i) amortization of intangible assets (net of deferred taxes) and acquisition-related costs; (ii) stock-based compensation charges and (iii) other items that the Remuneration Committee may determine in its discretion to be appropriate (for example, accounting changes and one-time or unusual items).

Qualitative Portion of the Cash Incentive Award Plan

Dr. Belamant and Mr. Kotzé will be entitled to receive up to 30% of his annual base salary based on his contribution toward the enhancing shareholder value through:

•	implementation of the strategic and operating plans, including, in the case of Dr. Belamant , development of a succession plan for senior management;
•	growth and geographical expansion of mobile payments business; and
•	establishment of UK-based presence, with appropriate staffing levels to support our geographical expansion strategy. In the case of Dr. Belamant, satisfaction of this portion of the objective includes spending a significant portion of his time in the UK to oversee the execution of this strategy.

The Remuneration Committee may award between 0% and 100% of 30% of the executive’s annual base salary, based on its assessment of progress against these objectives.

Tables Illustrating Potential Payments Under Cash Incentive Award Plan

Based on Dr. Belamant’s current annual base salary of $1,004,250, the table below illustrates the potential amounts that could be payable to him under the cash incentive award plan upon achievement of various levels of Fundamental EPS in respect of the quantitative portion of the plan and assuming the full award is made in respect of the qualitative portion of the plan. The maximum award payable to Dr. Belamant under the cash incentive award plan is $1,707,225.

	Quantitative Portion		Qualitative Portion	Total
	Fundamental EPS ($)	Amount Payable ($)	($)	($)
Threshold	2.49 or below	-	301,275	301,275
Target	2.61	702,975	301,275	1,004,250
Maximum	2.73 or above	1,405,950	301,275	1,707,225

Based on Mr. Kotzé’s current annual base salary of $531,480, the table below illustrates the potential amounts that could be payable to him under the cash incentive award plan upon achievement of various levels of Fundamental EPS in respect of the quantitative portion of the plan and assuming the full award is made in respect of the qualitative portion of the plan. The maximum award payable to Mr. Kotzé is $717,498.

	Quantitative Portion		Qualitative Portion	Total
	Fundamental EPS ($)	Amount Payable ($)	($)	($)
Threshold	2.49 or below	-	159,444	159,444
Target	2.61	372,036	159,444	531,480
Maximum	2.73 or above	558,054	159,444	717,498

Grants of Restricted Stock

On August 19, 2015, our Board, upon the recommendation of the Remuneration Committee, awarded 100,175 and 39,762 shares of restricted stock to Dr. Belamant and Mr. Kotzé, respectively, and 12,000 shares of restricted stock to each of Messrs. Soma and Oh.

All of the shares of restricted stock are subject to time-based and performance-based vesting conditions. In order for any of the shares to vest, the recipient must remain employed by us on a full-time basis on the date that we file our Annual Report on Form 10-K for the fiscal year ended June 30, 2018. If that condition is satisfied, then the shares will vest based on the level of Fundamental EPS we achieve for the fiscal year ended June 30, 2018 (“2018 Fundamental EPS”), as follows:

•	One-third of the shares will vest if we achieve 2018 Fundamental EPS of $2.88;
•	Two-thirds of the shares will vest if we achieve 2018 Fundamental EPS of $3.30; and
•	All of the shares will vest if we achieve 2018 Fundamental EPS of $3.76.

At levels of 2018 Fundamental EPS greater $2.88 and less than $3.76, the number of shares that will vest will be determined by linear interpolation relative to 2018 Fundamental EPS of $3.30.

Any shares that do not vest in accordance with the above-described conditions will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: August 21, 2015	By:	/s/ Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of the Board